Exhibit 99

News Release

Media Line: 410 470-7433 www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:	Debra Larsson
Diana L. Hayden
410 470-7433

Investor Contact:	Kevin Hadlock
410 470-3647
Janet Mosher
410 470-1884

Constellation Energy Reports Solid First Quarter 2008 Results

- Earnings driven by strong generation performance
- Affirms guidance for 2008 at $5.25 to $5.75 per share
- Reaffirms 2009 outlook of 15 to 20 percent growth over 2008 earnings

BALTIMORE, April 30, 2008 - Constellation Energy (NYSE: CEG) today reported adjusted earnings of $0.95 per share for the first quarter of 2008, 8 percent lower than the $1.03 adjusted earnings per share earned in the same period last year.  Adjusted earnings exclude the impact of special items, discontinued operations, certain economic, non-qualifying hedges and synfuel earnings.  On a Generally Accepted Accounting Principles (GAAP) basis, the company earned $0.81 per share in the first quarter of 2008, compared to $1.07 per share in the same period last year.

Constellation Energy reaffirmed earnings guidance for 2008 at $5.25 to $5.75 per share, and for 2009, the company expects to grow earnings 15 to 20 percent over projected 2008 earnings.

“We are pleased with our first quarter results, which were in line with our expectations and reflect solid operating performance,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “We achieved several operational successes during the first quarter of 2008, including strong results from our generation fleet, driven by the roll-off of below-market hedges.  Our Nuclear Group delivered particularly strong operating results, as we successfully completed planned outages and limited nuclear fleet forced outages to less than 3 days.

“During the first quarter, we continued to transact opportunistically. We purchased the Hillabee Energy Center for approximately $155 million, which should be completed in 2010 at about 45 percent of the cost to build a new plant. This acquisition complements our roughly 3,100 megawatts of peak load in the Southeast, a growing area of our business. The addition of this generation asset continues to expand our growth strategy beyond competitive markets into regulated markets, while capitalizing on our expertise and extensive background in building and operating generating facilities.  Consistent with our ‘Invest—Develop—Harvest’ strategy in upstream gas, we executed the sale of a non-operating interest in producing wells to Constellation Energy Partners, recognizing a gain of approximately $14 million.

“Lastly, during the first quarter, we announced a comprehensive settlement with political and regulatory leaders in Maryland,” said Shattuck.  “We believe the agreement provides far-reaching benefits for our customers, our investors and Maryland.  All parties gain meaningfully in this carefully crafted settlement, and the overarching value is a return to regulatory stability and normalcy. There is commitment to putting the past behind us and focusing on discussions around the many energy-related challenges and opportunities that lie in Maryland’s future.  We fully recognize that the expression of many different views and concerns about Maryland’s future energy policy will continue and is likely to spark rather intensive debates.  However, we are confident that we can go about these discussions in a constructive manner now that the past has been laid to rest.”

The following table summarizes adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provides a reconciliation to total company reported earnings.

	Three Months Ended March 31,
	2008			2007
	Reported GAAP EPS*	Adjusted EPS		Reported GAAP EPS*	Adjusted EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.41	$0.37	(1)	$0.36	$0.36
Merchant Energy	0.40	0.58	(2)	0.67	0.62	(3)
Other Nonregulated	—	—		0.05	0.05
Diluted Earnings Per Share from Continuing Operations	0.81	0.95		1.08	1.03
Loss from Discontinued Operations Assuming Dilution	—	—		(0.01)	—
Diluted Earnings Per Share	$0.81	$0.95		$1.07	$1.03

* Unaudited.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Subtraction of effective tax rate impact related to Maryland settlement agreement of $0.04 per share.

(2) Addition of mark-to-market losses on certain non-qualifying hedges of $0.19 per share. Subtraction of earnings from our synthetic fuel processing facilities of $0.01 per share.

(3) Subtraction of earnings from our synthetic fuel processing facilities of $0.10 per share. Addition of mark-to-market losses on certain non-qualifying hedges of $0.05 per share.

Baltimore Gas and Electric

Baltimore Gas and Electric (BGE) reported adjusted earnings of 37 cents per share in the first quarter of 2008.   Compared to the first quarter of 2007, BGE’s first quarter 2008 adjusted EPS was up 1 cent per share, due to higher transmission revenue, favorable gas supply revenue, favorable storm expenses and share accretion.  These positive items were partially offset by higher interest expense and other costs.

Merchant

On an adjusted basis, the Merchant segment earned 58 cents per share during the first quarter of 2008, down 4 cents per share from the first quarter last year. On the positive side, Generation was up 12 cents, which benefited from higher energy and capacity prices as below-market hedges continue to roll off and a shorter planned refueling outage at Calvert Cliffs. Customer Supply was unfavorable 2 cents per share, primarily driven by lower wholesale backlog and reduced retail power margins, offset by an increase in retail gas margins. Global Commodities was down 7 cents, compared with the first quarter of 2007, due to the negative impact of hedge ineffectiveness, isolated coal supplier defaults and lower portfolio management and trading results, partially offset by strong gains in structured products and energy investments. Higher net interest expense and other items reduced earnings by 7 cents per share, compared to the first quarter of last year.

Financial Statements

The March 31, 2008, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings have been excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended March 31, 2008, on or about May 9, 2008.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call April 30, 2008

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on April 30, 2008, to review the results.  To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (866) 514-3171 or (203) 369-2004 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will also be recorded and archived on the site.

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 78 generating units located throughout the United States, totaling approximately 8,700 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum — Amounts Excluded from Adjusted EPS

Non-qualifying Hedges — after-tax loss of $(34.6) million, or $(0.19) per share

During the first quarter of 2008, we recognized a $(34.6) million after-tax loss related to certain non-qualifying hedges of gas transportation rights and gas storage contracts, which are economic hedges that do not meet the criteria or are not designated for cash-flow hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market loss is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Effective Tax Rate Impact:  Maryland Settlement — after-tax benefit of $6.6 million, or $0.04 per share

As a result of the approximately $187 million in BGE residential electric customer credits provided for in the settlement agreement with the State of Maryland and the Maryland Public Service Commission, we expect our 2008 effective tax rate to be reduced.  Pursuant to Accounting Principles Board Opinion No. 28, Interim Financial Reporting, and FASB Interpretation FIN 18, Accounting for Income Taxes in Interim Periods an Interpretation of APB Opinion No. 28, we recorded our first quarter 2008 income tax expense based on an estimate of our full-year 2008 effective tax rate that reflects these credits.  We have excluded this reduction to income tax expense from our adjusted first quarter 2008 earnings to be consistent with how we plan to treat the $187 million non-recurring charge we will record in the second quarter of 2008.  We will similarly adjust our results for the income tax expense impact of the credits for the remaining three quarters of 2008.

Synfuel Earnings — after-tax gain of $3.6 million, or $0.01 per share

We have removed a $3.6 million gain generated during the first quarter of 2008, primarily related to the final true-up of the estimated tax-credit phase-out that we recorded in 2007 based on oil price and inflation information published by the IRS in the first quarter of 2008.

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Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$3,726.9	$4,193.8
Regulated electric revenues	709.3	514.8
Regulated gas revenues	391.0	402.5
Total revenues	4,827.2	5,111.1

Expenses
Fuel and purchased energy expenses	3,743.1	4,016.7
Operating expenses	590.1	568.7
Depreciation, depletion, and amortization	148.3	132.4
Accretion of asset retirement obligations	16.6	17.7
Taxes other than income taxes	74.8	73.2
Total expenses	4,572.9	4,808.7
Income from Operations	254.3	302.4
Other Income	42.3	42.4
Fixed Charges
Interest expense	78.8	80.3
Interest capitalized and allowance for borrowed funds used during construction	(7.1)	(3.8)
BGE preference stock dividends	3.3	3.3
Total fixed charges	75.0	79.8
Income from Continuing Operations Before Income Taxes	221.6	265.0
Income Tax Expense	75.9	67.7
Income from Continuing Operations	145.7	197.3
Loss from discontinued operations, net of income taxes of $0.8	—	(1.6)
Net Income	$145.7	$195.7

Earnings Applicable to Common Stock	$145.7	$195.7

Average Shares of Common Stock Outstanding - Basic	178.2	180.6
Average Shares of Common Stock Outstanding - Diluted	180.2	182.8

Earnings Per Common Share from Continuing Operations -Basic	$0.82	$1.09
Loss from discontinued operations - Basic	—	(0.01)
Earnings Per Common Share - Basic	$0.82	$1.08

Earnings Per Common Share from Continuing Operations - Diluted	$0.81	$1.08
Loss from discontinued operations - Diluted	—	(0.01)
Earnings Per Common Share - Diluted	$0.81	$1.07

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2008	2007
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$662.6	$1,095.9
Accounts receivable (net of allowance for uncollectibles of $139.3 and $44.9, respectively)	4,560.5	4,289.5
Fuel stocks	609.2	591.3
Materials and supplies	208.9	207.5
Derivative assets	1,843.0	760.6
Unamortized energy contract assets	86.5	32.0
Deferred income taxes	—	300.7
Other	445.7	408.1
Total current assets	8,416.4	7,685.6
Investments And Other Noncurrent Assets
Nuclear decommissioning trust funds	1,274.4	1,330.8
Other investments	541.1	542.2
Regulatory assets (net)	548.6	576.2
Goodwill	261.3	261.3
Derivative assets	1,472.4	1,030.2
Unamortized energy contract assets	194.7	178.3
Other	366.6	370.6
Total investments and other noncurrent assets	4,659.1	4,289.6
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,454.9	8,087.0
Regulated property, plant and equipment	6,150.8	6,051.2
Nuclear fuel (net of amortization)	347.2	374.3
Accumulated depreciation	(4,843.7)	(4,745.4)
Net property, plant and equipment	10,109.2	9,767.1
Total Assets	$23,184.7	$21,742.3

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$—	$14.0
Current portion of long-term debt	232.8	380.6
Accounts payable and accrued liabilities	2,931.8	2,630.1
Customer deposits and collateral	202.2	146.6
Derivative liabilities	1,847.4	1,134.3
Unamortized energy contract liabilities	389.7	392.2
Deferred income taxes	95.3	—
Accrued expenses and other	742.0	956.0
Total current liabilities	6,441.2	5,653.8
Deferred Credits And Other Noncurrent Liabilities
Deferred income taxes	1,415.7	1,588.5
Asset retirement obligations	934.5	917.6
Derivative liabilities	1,480.3	1,118.9
Unamortized energy contract liabilities	1,132.2	1,218.6
Defined benefit obligations	762.3	828.6
Deferred investment tax credits	48.8	50.5
Other	167.1	155.9
Total deferred credits and other noncurrent liabilities	5,940.9	5,878.6
Long-Term Debt
Long-term debt of nonregulated businesses	2,853.9	2,830.8
Long-term debt of BGE	1,189.5	1,334.2
Rate stabilization securitization bonds of BGE	623.2	623.2
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(4.8)	(4.8)
Current portion of long-term debt	(232.8)	(380.6)
Total long-term debt	4,686.7	4,660.5
Minority Interests	19.9	19.2
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,544.5	2,513.3
Retained earnings	3,958.3	3,919.5
Accumulated other comprehensive loss	(596.8)	(1,092.6)
Total common shareholders’ equity	5,906.0	5,340.2
Total Liabilities And Equity	$23,184.7	$21,742.3

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Operating Statistics (Unaudited)

	Three Months Ended March 31,
			Oil &	Hydro &
	Nuclear	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2008	59.4	35.6	—	3.5	1.5	100.0
2007	56.9	38.0	0.9	2.8	1.4	100.0

Thousands of MWH
2008	7,804	4,686	(2)	456	192	13,136
2007	7,116	4,757	110	352	179	12,514

Utility Operating Statistics (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
ELECTRIC
Revenues (In Millions)
Residential	$504.7	$298.9
Commercial
Excluding Delivery Service Only	120.0	134.9
Delivery Service Only	52.1	49.9
Industrial
Excluding Delivery Service Only	6.2	6.8
Delivery Service Only	6.5	6.6
System Sales	689.5	497.1
Other	19.9	17.7
Total	$709.4	$514.8

Distribution Volumes (In Thousands) - MWH
Residential	3,698	3,806
Commercial
Excluding Delivery Service Only	900	1,054
Delivery Service Only	2,775	2,792
Industrial
Excluding Delivery Service Only	51	65
Delivery Service Only	755	749
Total	8,179	8,466
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$240.7	$260.1
Delivery Service Only	7.3	7.5
Commercial
Excluding Delivery Service Only	69.1	73.2
Delivery Service Only	15.0	15.4
Industrial
Excluding Delivery Service Only	3.8	4.0
Delivery Service Only	4.1	4.0
System Sales	340.0	364.2
Off-System Sales	53.3	40.6
Other	3.1	2.5
Total	$396.4	$407.3

Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	17,948	19,645
Delivery Service Only	1,951	2,190
Commercial
Excluding Delivery Service Only	5,768	6,110
Delivery Service Only	10,510	10,649
Industrial
Excluding Delivery Service Only	334	343
Delivery Service Only	5,159	4,164
System Sales	41,670	43,101
Off-System Sales	5,244	4,518
Total	46,914	47,619

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	2,329	2,428
- Normal	2,472	2,448

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Effective Tax Rate	33.7%	25.3%

Equity Investment In Nonregulated Businesses — End of Period	$4,186.4	$3,681.4

Equity Investment In Regulated Business — End of Period	$1,719.6	$1,691.9

Common Stock Data

	Three Months Ended
	March 31,
	2008	2007
Common Stock Dividends - Per Share
—Declared	$0.4775	$0.4350
—Paid	$0.4350	$0.3775

Market Value Per Share
—High	$107.97	$88.20
—Low	$81.94	$68.78
—Close	$88.27	$86.95

Shares Outstanding—End of Period (In Millions)	178.4	180.2

Book Value per Share—End of Period	$33.11	$29.82